FOURTH AMENDMENT TO CODE SHARE AND REVENUE
SHARING AGREEMENT AND RELEASE

     THIS FOURTH AMENDMENT TO CODE SHARE AND REVENUE SHARING AGREEMENT AND RELEASE (this “Fourth Amendment”) is made and entered as of September 5, 2003 (the “Effective Date”), between AMERICA WEST AIRLINES, INC., a Delaware corporation (“AWA”), MESA AIRLINES, INC., a Nevada corporation (“Mesa”), AIR MIDWEST, INC., a Kansas corporation (“AM”), and FREEDOM AIRLINES, INC., a Nevada corporation (“Freedom”).

     RECITALS:

     A.     AWA, Mesa, AM and Freedom are parties to that certain Code Share and Revenue Sharing Agreement, dated to be effective February 1, 2001, as amended by that certain First Amendment to Code Share and Revenue Sharing Agreement, dated to be effective April 27, 2001, that certain Second Amendment to Code Share and Revenue Sharing Agreement, dated to be effective October 24, 2003, and that certain Third Amendment to Code Share and Revenue Sharing Agreement, dated to be effective January 29, 2003 (the “Code Share Agreement”). All capitalized terms used herein, but not otherwise defined herein, shall have the meaning given to such terms in the Code Share Agreement.

     B.     The Code Share Agreement requires Mesa to provide certain Flight Services and Other Services for AWA, pursuant to the terms and conditions of the Code Share Agreement.

     C.     AWA and Mesa desire to amend the Code Share Agreement pursuant to the terms and conditions of this Fourth Amendment.

     D.     AWA and Mesa, subject to certain exceptions, desire to release the other from certain amounts owed under the Code Share and Revenue Sharing Agreement dated July 15, 1998, as amended (“Original Agreement”) and the Code Share Agreement.

     E.     In connection with the execution of this Amendment, AWA intends to compensate Mesa in an amount equal to $[...***...] (“Payment Amount”), which amount shall be offset and paid pursuant to the terms of this Fourth Amendment.

     NOW, THEREFORE, in consideration of the promises, covenants, representations and warranties hereinafter set forth, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AWA and Mesa, and Freedom and AM as Affiliated Service Providers under and pursuant to the Code Share Agreement, agree as set forth below.

[. . . *** . . .] Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

     AMENDMENTS:

1.	The Parties agree that the first paragraph of Section 2.1 of the Code Share Agreement is amended in its entirety as follows:

Flight Service. During the term of this Agreement, Mesa (and its Affiliated Service Providers) shall operate America West Express air transportation services (the “Flight Services”), using the Fleet of Aircraft established pursuant to Section 2.2, to and from the cities and based upon the schedule established from time to time by AWA (the “Schedule”) in written notice to Mesa (a “Schedule Notice”). For purposes of this Agreement, “Flights” means flights operated pursuant to the Schedule. AWA may change the Schedule by issuance of a Schedule Notice at any time. When creating a Schedule, AWA shall: (i) take into account Mesa’s (or its Affiliated Service Providers’) aircraft maintenance requirements; (ii) create a Schedule which will permit Mesa (or its Affiliated Service Providers)to schedule flight crews in a manner consistent with industry operational practices; (iii) schedule block times based on AWA’s internal block time policy; (iv) provide for the following turn times: (a) in a hub location: 20 minutes for Dash 8s and 25 minutes for any Aircraft in the CRJ Subfleet; and (b) in other stations: 15 minutes for Dash 8s and 20 minutes for any Aircraft in the CRJ Subfleet; (v) take into account airport facilities available for Aircraft handling; (vi) provide for maintenance as required by Section 2.6.3 and scheduled heavy maintenance on Aircraft as required from time to time; and (vii) provide for at least 45 days prior notice of any holiday cancellations. Mesa (and its Affiliated Service Providers) shall implement all changes in the Schedule contained in a Schedule Notice in accordance with AWA’s scheduling requirements within 60 days after Mesa’s receipt of a Schedule Notice. Mesa or any of its affiliates shall not provide any flight service for any other airline for flights that originate in or end in Phoenix, Arizona, other than flights approved in advance by AWA, in writing, that are scheduled or operated for maintenance requirements only; provided, however, that Mesa, until 11:59 p.m. Phoenix time on March 1, 2004, may operate [...***...] as United Express into Phoenix, Arizona [...***...].

2.	The Parties agree that the introductory paragraph of Section 2.2.2 and Section 2.2.2(a) of the Code Share Agreement are amended in their entirety as follows:

CRJ Fleet Expansion. Pursuant to the Aircraft Contract, Mesa (or its Affiliated Service Providers) has the right to acquire additional CRJ Model 900 Aircraft, by virtue of firm orders (the “Firm Aircraft”), and additional CRJ Models 700 and 900 Aircraft, by virtue of options (the “Option Aircraft”), in the number and in the months set forth on Exhibit A, attached hereto. The Firm Aircraft consist of CRJ Model 900 Aircraft and the Option Aircraft consist of CRJ Models 700 and 900 Aircraft as set forth in Exhibit A. For purposes of this Agreement, the CRJ Model 200s shall be a “CRJ Subfleet” and the CRJ Model 700s and 900s shall be a “CRJ Subfleet”. The term “CRJ” is intended to refer to CRJ Models 200s, 700s or 900s, as applicable.

[. . . *** . . .] Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(a)	Each of the Firm Aircraft shall be placed into Flight Services by Mesa (or its Affiliated Service Providers) in the calendar months set forth on Exhibit A (the “Delivery Schedule”). Mesa shall provide AWA with at least 90 days’ prior written notice of the week each of the Firm Aircraft will be placed into Flight Service under this Agreement and at least 60 days’ prior written notice of the date on which each of the Firm Aircraft will be placed into Flight Service under this Agreement (each, a “Scheduled Delivery Date”).

3.	The Parties agree that Section 2.2.2(c) of the Code Share Agreement is amended by: (A) adding the phrase: (i) “or in the calendar month in which the Firm Aircraft is to be delivered pursuant to the Delivery Schedule, as applicable” after “Scheduled Delivery Date” in the first sentence of Section 2.2.2(c); and (ii) “or the calendar month in which the Firm Aircraft is to be delivered pursuant to the Delivery Schedule, as applicable” after the term “Scheduled Delivery Date” is used in the second and third sentences of Section 2.2.2(c); and (B) adding the parenthetical “(as initially established by the Delivery Notice, as defined in Section 2.2.2(e))” after the term “Scheduled Delivery Date” in the Section.

4.	The Parties agree that the Code Share Agreement is amended by adding the following as Section 2.2.2(d):

Notwithstanding anything contained in Sections 2.2.2(a) and (c) to the contrary, Mesa, by providing AWA with written notice (a “Delay Notice”) at least [...***...] prior to the first day of the calendar month in which a Firm Aircraft is to be delivered pursuant to the Delivery Schedule (the “Scheduled Delivery Month”), may, at its sole option and without penalty of any kind, delay the Scheduled Delivery Month for a Firm Aircraft by up to [...***...] if either: (i) Bombardier notifies Mesa, in writing, that Bombardier will be unable to deliver the applicable Firm Aircraft on time; or (ii) if Mesa, despite using commercially reasonable efforts, is unable to obtain financing for the applicable Firm Aircraft, timely to deliver the Firm Aircraft in the Scheduled Delivery Month. The Delay Notice shall: (i) be accompanied with the Bombardier notice or a reasonable description of the efforts made by Mesa to obtain the financing and the reason for not obtaining the financing, as applicable; and (ii) establish the new Scheduled Delivery Month in which the Firm Aircraft being delayed is to be delivered. Mesa shall only be entitled to extend the Scheduled Delivery Month for a Firm Aircraft one time pursuant to this Section 2.2.2(d).

5.	The Parties agree that the Code Share Agreement is amended by adding the following as Section 2.2.2(e):

Bombardier Delivery Date. Pursuant to Mesa’s agreement with Bombardier, Bombardier is required to provide Mesa with 90 days’ written notice of the scheduled delivery week of each Firm Aircraft (the “B-90 Notice”). Based on the

[. . . *** . . .] Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

B-90 Notice, Mesa, at least 60 days prior to the Scheduled Delivery Date, provides AWA with written notice of the Scheduled Delivery Date pursuant to the last sentence of Section 2.2.2(a) (the “Delivery Notice”) for each Firm Aircraft. For purposes of this Section 2.2.2(e), Mesa, based upon a change in delivery dates received by Mesa from Bombardier, shall have the right to extend the Scheduled Delivery Date to a new date certain once for each Firm Aircraft by providing AWA with written notice at least 45 days prior to the Scheduled Delivery Date established by the applicable Delivery Notice (the “Extension Notice”). If a Firm Aircraft is delivered by Mesa to AWA and is ready to be placed into Flight Services prior to the Scheduled Delivery Date established by the Delivery Notice (as may be extended by an Extension Notice), then AWA shall not be obligated to make any payment under this Agreement for such Firm Aircraft until the Scheduled Delivery Date established by Mesa pursuant to the Delivery Notice (as may be extended by an Extension Notice). If a Firm Aircraft is delivered by Mesa to AWA and is ready to be placed into Flight Services after the Scheduled Delivery Date established by the Delivery Notice (as may be extended as a result of an Excusable Delay or an Extension Notice), then, notwithstanding anything in Section 2.2.2(c) to the contrary, Mesa, within 30 days after receipt of written demand from AWA, shall pay to AWA an amount equal to $[...***...] for each day following the fifth day after the Scheduled Delivery Date that the Firm Aircraft is not delivered until the date that the Firm Aircraft is available to AWA to be placed into Flight Services under this Agreement (“Delay Amount”), not to exceed for any Firm Aircraft the greater of (i) $[...***...] or (ii) the amount paid by Bombardier to Mesa as damages for the late delivery of such Firm Aircraft. An “Excusable Delay” shall be defined to include delays commencing after the date of the Delivery Notice and before the Scheduled Delivery Date (as may be extended by an Extension Notice) and occasioned by the following causes:

i.	acts of God;

ii.	war, warlike operations, act of the enemy, armed aggression, civil commotion, insurrection, riot or embargo;

iii.	fire, explosion, earthquake, lightning, flood, drought, windstorm or other action of the elements or other catastrophic or serious accidents;

iv.	epidemic or quarantine restrictions;

v.	any change in legislation, acts, orders, directives or regulations of any governmental or other duly constituted authority (other than CRJ Regulatory Changes and CRJ Airworthiness Directives) once the applicable Aircraft type has been certified by the FAA; or

vi.	strikes, lock-out, walk-out, and/or other labor troubles, in each case, with respect to employees of Bombardier causing cessation of work;.

If an Excusable Delay occurs, then the Scheduled Delivery Date for purposes of this Section 2.2.2(e) shall be extended for the number of days of Excusable Delay (“Excusable Delay Period”), and the Delay Amount shall not begin to accrue until the fifth day after the Scheduled Delivery Date, as extended by the Excusable

[. . . *** . . .] Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Delay Period. The terms of this Section 2.2.2(e) are in addition to, and not in lieu of, the terms of Sections 2.2.2(c) and 2.2.2(d).

6.	The Parties agree that the Code Share Agreement is amended by adding the following as Section 2.2.2(f):

CRJ 900 Put Option. Mesa, by written notice to AWA given on or before the 180th day prior to the first day of the applicable Scheduled Delivery Month (each, an “Induction Notice”), shall have the right to add to the CRJ Subfleet and place into Flight Services under this Agreement up to [...***...] CRJ Model 900s as follows: (i) [...***...] of the [...***...] CRJ Model 900s scheduled to be placed into Flight Services in [...***...] (the other [...***...] is to be placed into Flight Services without notice); and (ii) [...***...] of the CRJ Model 900s scheduled to be placed into Flight Services in [...***...] (each, a “Put CRJ 900s”). Each Induction Notice shall set forth the number of Put CRJ 900s to be added to the CRJ Subfleet. After an Induction Notice is given for a Put CRJ 900, all of the terms, covenants and conditions of this Agreement relating to the establishment of the delivery week, Scheduled Delivery Date, delivery delays (and rights, obligations and penalties associated therewith) and the placing of Firm Aircraft into the CRJ Subfleet and Flight Services shall apply to the Put CRJ 900s. All Put CRJ 900s shall be marked with AWA’s livery and shall be configured with all coach seating in the manner required by AWA, at Mesa’s sole cost and expense, upon being placed into Flight Services. If Mesa does not issue an Induction Notice for [...***...] Put CRJ 900s, timely, then notwithstanding the inclusion of such Put CRJ 900s on the Delivery Schedule, such Put CRJ 900s shall not be added to the CRJ Subfleet nor placed into Flight Services pursuant to this Agreement.

7.	The Parties agree that the Code Share Agreement is amended by adding the following as Section 2.2.2(g):

700/900 Swap Right. In the event that [...***...] and it subsidiaries (collectively, “[...***...]”) cease to operate as certificated air transportation providers and elect or are forced to liquidate their assets or if Mesa’s (or its affiliates’) code share agreement or any other agreement to operate CRJ Model 700 aircraft for [...***...] and if no substitute or modified agreement is reached for Mesa or its affiliates to operate such aircraft, either with [...***...]) (each, the “Trigger Event”), then Mesa, by providing AWA with written notice within 30 days of the Trigger Event (the “Swap Notice”), may elect to substitute [...***...] of the CRJ Model 900s, that are either: (i) scheduled to be added to the CRJ Subfleet and placed into Flight Services pursuant to the Delivery Schedule; or (ii) subject to the put right to AWA pursuant to Section 2.2.2(f), in either case more than 60 days after the date of the Trigger Event, with CRJ Model 700s (the “Swap 700s”). The Swap Notice shall indicate the number of Aircraft to be substituted and the Scheduled Delivery Months in which the substitutions are to occur. If Mesa issues the Swap Notice, timely, then each of the Swap 700s shall be added to the

[. . . *** . . .] Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CRJ Subfleet and placed into Flight Services in the same Scheduled Delivery Months as for each of the CRJ Model 900s to be replaced and all of the terms, covenants, and conditions relating to the establishment of the delivery week, Scheduled Delivery Date, delivery delays (and rights, obligations, and penalties associated therewith) and placing of the Firm Aircraft into the CRJ Subfleet and Flight Services shall apply to the Swap 700s. If Mesa does not issue the Swap Notice, timely, then Mesa shall have no further right to swap CRJ Model 700s for CRJ Model 900s pursuant to this Section 2.2.2(g). All Swap 700s shall be marked with AWA’s livery and shall be configured with all coach seating in the manner required by AWA, at Mesa’s sole cost and expense for the [...***...] and AWA’s sole cost and expense for any additional Swap 700s ([...***...]), upon being placed into Flight Services. All Swap 700s shall be reintroduced into Flight Services at the same ownership cost (not to exceed the cap for such ownership costs set forth in Exhibit C) existing for such Aircraft on the date such Aircraft was removed pursuant to Section 2.2.3 or 2.2.5(d), as applicable. Mesa’s right to issue a Swap Notice and to substitute CRJ Model 700s for CRJ Model 900s pursuant to this Section 2.2.2(g) is expressly subject to the condition that neither Mesa nor any of its affiliates take any action, including, but not limited to, [...***...], that seeks, attempts to cause, requests or increases the risk of the occurrence of a Trigger Event. Mesa’s right to issue a Swap Notice and to substitute CRJ Model 700s for CRJ Model 900s pursuant to this Section 2.2.2(g) will terminate effective without further documentation if such condition is not met.

8.	The Parties agree that Section 2.2.3 of the Code Share Agreement is amended by adding the following:

Elimination of CRJ Model 700s. In addition to the terms of Sections 2.2.4 and 2.2.5(d), (i) in recognition of the total of four (4) CRJ Model 900s to be delivered pursuant to the Delivery Schedule in October 2003, November 2003 and December 2003, Mesa shall remove, or cause Freedom to remove, from the CRJ Subfleet one (1) CRJ Model 700 at 11:59 p.m. Phoenix time on each of the following dates: November 24, 2003; December 1, 2003; December 2, 2003; and December 24, 2003; and (ii) on each date that a CRJ Model 900 is placed into Flight Services pursuant to the terms of this Agreement, commencing with the CRJ Model 900 to be delivered in January 2004, Mesa shall remove, or shall cause Freedom to remove, from the CRJ Subfleet a CRJ Model 700 for each CRJ Model 900 placed into Flight Services, until the number of CRJ Model 700s in the CRJ Subfleet is reduced to zero, which, pursuant to the Delivery Schedule, is scheduled to occur upon the delivery of the March 2004 CRJ Model 900. AWA shall reimburse Mesa for the actual, out-of-pocket costs or expenses incurred by Mesa (or Freedom as applicable) as a direct result of the painting (including the days out of service for painting) of each CRJ Model 700 removed pursuant to this Section 2.2.3 within thirty (30) days after receipt of an invoice from Mesa together with commercially reasonable evidence of such costs or expenses.

[. . . *** . . .] Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

9.	The Parties agree that Section 2.2.4 of the Code Share Agreement is amended in its entirety as follows:

Additional CRJ Fleet Reduction. In addition to the terms of Sections 2.2.3 and 2.2.5, upon 180 days’ prior written notice from AWA to Mesa given from time to time during the Term, AWA, subject to limitations set forth in the next sentence, may require Mesa to reduce, or require Mesa to cause Freedom to reduce, the number of Aircraft in the combined CRJ Subfleets. AWA shall not require Mesa to reduce, or require Mesa to cause Freedom to reduce, the number of Aircraft: (i) in the CRJ Model 200 CRJ Subfleet prior to January 1, 2007; (ii) in the CRJ Model 900s (and CRJ Model 700s if any CRJ Model 900s are replaced pursuant to Section 2.2.2(g)) CRJ Subfleet prior to: (1) January 1, 2007, if Mesa does not induct any of the Put CRJ 900s pursuant to Section 2.2.2(f) (as may be replaced pursuant to Section 2.2.2(g) with CRJ Model 700s), or (2) July 1, 2006, if Mesa inducts one or more of the Put CRJ 900s pursuant to Section 2.2.2(f) (as may be replaced pursuant to Section 2.2.2(g) with CRJ Model 700s); and (iii) in the combined CRJ Subfleets by more than one Aircraft in any Six Calendar Month Period; notwithstanding such limitation, during the two (2) Six Calendar Month Periods commencing January 1, 2007 and July 1, 2007, AWA may reduce the combined CRJ Subfleets by either: (i) up to two (2) CRJ Model 200 Aircraft; or (ii) one (1) CRJ Model 900 or CRJ Model 700 Aircraft and one (1) CRJ Model 200 Aircraft, in each such Six Calendar Month Periods. For purposes of this Agreement, “Six Calendar Month Period” means each period during the Term (as defined below) commencing on January 1 and ending on June 30 and commencing on July 1 and ending on December 31.

10.	The Parties agree that Section 2.2.5 of the Code Share Agreement is amended in its entirety as follows:

Additional Aircraft Reduction.

(a)	Effective July 1, 2003, the Subfleet of Beech 1900s was reduced to zero. From and after July 1, 2003, Mesa shall no longer provide any Flight Services using Beech 1900s and AWA shall have no payment or other obligations under this Agreement accruing or arising after July 1, 2003 in regards to any Beech 1900s. All references to the Beech 1900s and the subcontracting of services relating to the Beech 1900s shall be eliminated from the Agreement effective as of July 1, 2003.

(b)	Mesa, on July 1, 2003, removed one (1) Dash 8 Aircraft from the Dash 8 Subfleet and on September 3, 2003, will remove two (2) Dash 8 Aircraft from the Dash 8 Subfleet. At any time during the Term after August 25, 2007, AWA may require Mesa to reduce the Subfleet of Dash 8s to zero by providing Mesa with at least 180 days’ prior written notice of AWA’s election to eliminate the Dash 8s on or after such date (the “Dash 8 Elimination Notice”). The Dash 8 Elimination Notice may be given at any time during the Term on or after February 27, 2007.

(c)	Mesa removed one (1) CRJ Model 200 from the CRJ Subfleet (for a total of five (5) CRJ Model 200s) on each of the following dates:

April 27, 2003 June 4, 2003 June 22, 2003 June 27, 2003 July 2, 2003

reducing the CRJ Model 200 CRJ Subfleet to 18 Aircraft.

(d)	Mesa removed two (2) CRJ Model 700s from the CRJ Subfleet at 11:59 p.m. Phoenix time on September 2, 2003. Mesa shall remove, or cause Freedom to remove, (or not place into Flight Services, as applicable) one (1) CRJ Model 700 at 11:59 p.m. Phoenix time on September 14, 2003, and two (2) CRJ Model 700s at 11:59 p.m. Phoenix time on September 21, 2003 from the CRJ Subfleet, reducing the CRJ Model 700s in the applicable CRJ Subfleet to 10.

(e)	On or before October 31, 2003, AWA, by written notice to Mesa, shall have the right to cause the 12 CRJ Model 900s scheduled to be delivered into Flight Services from April, 2005 to November, 2005 (the “Rejectable CRJs”), pursuant to the Delivery Schedule, not to be added to the CRJ Subfleet and not to be placed into Flight Services (the “900 Election Notice”). If AWA does not issue the 900 Election Notice, timely, and such failure to issue the 900 Election Notice, timely, continues for 15 days after AWA’s receipt of written notice from Mesa stating that AWA failed to issue the 900 Election Notice, then AWA shall have no further right to issue a 900 Election Notice and reject the Rejectable CRJs. If AWA issues the Election Notice as provided by this Section 2.2.5(e), then none of the Rejectable CRJs shall be added to the CRJ Subfleet or placed into Flight Services under this Agreement.

(f)	Neither Mesa, AM nor Freedom shall operate any Aircraft removed from Flight Services for itself or any other airline while the Aircraft are marked with AWA’s livery

(g)	From and after the date each Aircraft was or is removed from Flight Services pursuant to any section of this Agreement, AWA had and shall have no further payment or other obligation under this Agreement for such Aircraft.

11.	The Parties agree that Section 2.2.6 is amended in its entirety as follows:

Spares. Mesa shall have available 1 spare CRJ Model 200, 700 or 900 Aircraft for Flight Services under this Agreement at any time there are 25 or more Aircraft in the combined CRJ Subfleets in Flight Services under this Agreement and 2 spare CRJ Model 200, 700 or 900 Aircraft available for Flight Services under this Agreement at any time there are 65 or more Aircraft in the combined CRJ Subfleets in Flight Services under this Agreement. AWA shall pay the Actual Costs, Guaranteed Non-Maintenance Costs (other than overhead) and Guaranteed

Maintenance Costs actually incurred by or payable to Mesa for each spare Aircraft as provided in Section 7.

12.	The Parties agree that the Code Share Agreement is amended by adding the following as Section 2.2.8:

Affiliated Service Provider Aircraft. Mesa, with at least 30 days’ prior written notice to AWA, may substitute any Aircraft operated by Mesa or Freedom under or pursuant to this Agreement with an aircraft of the same model, capacity, configuration and meeting the other requirements of this Agreement, operated by an Affiliated Service Provider (each, a “Substituted Aircraft”); provided that Mesa and such Affiliated Service Provider have complied with the provisions of Section 2.1 and all other provisions relating to Affiliated Service Providers. Upon each substitution, each Substituted Aircraft shall become an Aircraft for all purposes of this Agreement. Mesa shall reimburse AWA for any out-of-pocket costs or expenses incurred by AWA as a result of the substitution of Aircraft under this Section 2.2.8 within thirty (30) days after receipt of an invoice from AWA together with commercially reasonable evidence of the out-of-pocket costs or expenses actually incurred by AWA.

13.	The Parties agree that the Code Share Agreement is amended by deleting Section 7.1.8.

14.	The parties agree that the Code Share Agreement is amended by adding the following as a new Section 7.10:

Station Costs. AWA shall reimburse to Mesa the costs and expenses incurred by Mesa at stations maintained by Mesa in the amounts and at the rates set forth in Exhibit B, attached hereto (the “Station Costs”). Mesa shall invoice, as part of the “Estimated Costs”, and AWA shall pay the Station Costs on a monthly basis in accordance with Section 7.5.1 of this Agreement. Pursuant to Section 7.5.2 of this Agreement, Mesa shall include in each Incurred Costs Statement the final amount of the Station Costs payable by AWA to Mesa for each applicable calendar month, all as calculated in accordance with Exhibit B, attached hereto. Underpayments and overpayments of Station Costs shall be reconciled in the manner set forth in Section 7.5.2 for “Incurred Costs”. The terms of Section 7.5.4 shall be applicable to the Station Costs included or not included in each applicable Incurred Costs Statement; provided, however, that if any landlord or operator of any station is entitled to retroactively adjust station rents, then the applicable station rent shall be adjusted by Mesa as soon as reasonably practicable after such adjustment and shall be paid by or reimbursed to AWA within 30 days after Mesa provides AWA with notice of such adjustment and recalculation. All of the terms contained in Sections 7.8 and 7.9 shall apply to the invoicing, paying, collecting and auditing of Station Costs.

AWA and Mesa intend for the Station Costs to be effective retroactive to January 1, 2003. As soon as practicable and in no event later than 90 days after the Effective Date of the Fourth Amendment, Mesa shall submit to AWA a reconciliation of the Station Costs (the “Reconciliation”) since January 1, 2003 calculated in accordance with Exhibit F. To the extent the Reconciliation discloses that sums are due from AWA to Mesa, AWA shall pay such sums to Mesa.

15.	The Parties agree that Section 8.1 of the Code Share Agreement is amended as follows:

Term. The term of this Agreement (the “Term”) commences on the Effective Date retroactive to the Contract Date (the “Commencement Date”) and shall expire at 11:59 p.m., Phoenix time, on June 30, 2012 (“Expiration Date”), unless earlier terminated as provided in this Agreement. Notwithstanding the foregoing to the contrary, if the 900 Election Notice is not issued by AWA to Mesa as required by Section 2.2.5(e) and the Rejectable CRJs are added to the CRJ Subfleet, then the Expiration Date shall be extended to 11:59 p.m., Phoenix time, on November 30, 2013. AWA, by written notice to Mesa at least 180 days prior to the Expiration Date, may extend the Expiration Date for two years, expiring at 11:59 p.m., Phoenix time, on June 30, 2014 or November 30, 2015, as applicable.

16.	The Parties agree that Exhibit A to the Code Share Agreement is amended in its entirety as set forth in Attachment 1 to this Fourth Amendment, and Exhibit B to the Code Share Agreement is amended in its entirety as set forth in Attachment 2 to this Fourth Amendment.

17.	Reserved.

AGREEMENTS:

18.	Release.

(a)	Except as provided in Section 17(c), below, AWA fully and finally releases, acquits and forever discharges Mesa and its parent companies and subsidiaries from any and all claims or demands for any amounts owed, accrued, payable, incurred, billed or invoiced pursuant to the Code Share Agreement or the Original Agreement for matters, services, actions, events, activities or other items provided or occurring on or before, or related to the period expiring on, December 31, 2002.

(b)	Except as provided in Section 17(c), below, Mesa, AM and Freedom fully and finally release, acquit and forever discharge AWA and its parent companies and subsidiaries from any and all claims or demands for any amounts owed, accrued, payable, incurred, billed or invoiced pursuant to the Code Share Agreement or the Original Agreement for matters, services, actions, events, activities or other items provided or occurring on or before, or related to the period expiring on, December 31, 2002.

(c)	Notwithstanding the foregoing, the parties agree that the releases set forth in subsections (a) and (b) above shall not apply to (i) any amounts accruing or payable under the Code Share Agreement after December 31, 2002 for services, actions, events, activities or other items occurring after December 31, 2002; (ii) any amounts owed by Mesa pursuant to Section 5 of the Code Share Agreement (provided, however, that AWA shall not use its right of offset for these amounts until payment by AWA of any amounts owing pursuant to the Reconciliation, unless Mesa has not provided AWA with the Reconciliation pursuant to Section 7.10 within 90 days of the Effective Date of this Fourth Amendment in which case AWA may exercise its offset rights for these amounts at any time after the 90th day after the Effective Date of this Fourth Amendment); (iii) any Transition Reimbursement owed by AWA pursuant to Section 2.2.7 of the Code Share Agreement; (iv) any amounts to be paid by AWA pursuant to paragraph 18 below; (v) any amount payable by AWA to Mesa for the closure of the maintenance base in Columbus, Ohio pursuant to Section 2.6.3 of the Code Share Agreement; (vi) any amounts owed by Mesa to AWA as reimbursement for overpayment of landing fees by AWA to Mesa; or (vii) any amounts payable by Mesa to AWA as reimbursement for Aviation Security Infrastructure Fees.

19.	Payment Obligation. On the Effective Date, AWA shall be obligated to pay to Mesa the Payment Amount, which Payment Amount AWA and Mesa agree is offset by $[...***...] of the $[...***...] received by Mesa from [...***...]. If Mesa is required by [...***...] to return any portion of the [...***...], AWA, either within thirty (30) days of written notice from Mesa or consistent with any payment plan that Mesa may have negotiated with [...***...] for satisfying any return or repayment obligation (the “Payment Plan”), shall pay Mesa the difference between (i) $[...***...] and the (ii) the amount of [...***...] that Mesa is not required to return to [...***...] as a result of [...***...], not to exceed, in the aggregate, the Payment Amount (the “Reimbursement Payment”). In no event shall the Reimbursement Payment be calculated by taking into account the receipt or reimbursement of any funds received by Mesa pursuant to [...***...]. Mesa shall use good faith efforts to negotiate a commercially reasonable Payment Plan for the repayment of any [...***...]. If Mesa is permitted to make the repayment pursuant to a Payment Plan, then AWA shall pay to Mesa the amount of each installment payable by Mesa pursuant to the Payment Plan at least one business day prior to each installment payment being payable by Mesa (up to an aggregate amount not to exceed the Reimbursement Payment).

If AWA has made the Reimbursement Payment and Mesa has caused any of the Put CRJ 900s (as may be replaced pursuant to Section 2.2.2(g) of the Code Share Agreement with CRJ Model 700s) to be placed into Flight Services pursuant to an Induction Notice from Mesa, then Mesa, on the date that each Put CRJ 900 (or CRJ Model 700, as applicable) is placed back into Flight Services, shall pay to AWA an amount equal to 1/6th of the Reimbursement Payment made by AWA, for each of the Put CRJ 900s (or CRJ Model 700, as applicable) placed into Flight Services (each, an “Induction Payment”). If Mesa has negotiated a Payment Plan [...***...], then Mesa shall be entitled to make each Induction Payment on terms similar to the repayment terms of the Payment Plan.

[. . . *** . . .] Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

20.	Withdrawal of Notice. AWA withdraws all notices that it provided to Mesa for the cancellation of three (3) CRJ Model 700s and agrees and acknowledges that, as of the Effective Date of this Fourth Amendment, the number of CRJ Model 700s in the CRJ Subfleet (and committed to be added to the CRJ Subfleet) is, in the aggregate, fifteen (15).

21.	CRJ Model 200s. As of the Effective Date of this Fourth Amendment, the number of CRJ Model 200s in the CRJ Subfleet is eighteen (18).

22.	Effect. Except as set forth in this Fourth Amendment, all of the terms and conditions of the Code Share Agreement remain in full force and effect.

23.	Counterparts. This Fourth Amendment may be executed in counterparts, all of which when taken together shall be one and the same document.

24.	Entire Agreement. This Fourth Amendment constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto.

AMERICA WEST AIRLINES, INC.

By:	/s/ J. Scott Kirby

Name:	J. Scott Kirby
Title:	EVP - Sales and Marketing

MESA AIRLINES, INC.

By:	/s/ Jonathan Ornstein

Name:	Jonathan Ornstein
Title:	Chief Executive Officer

AIR MIDWEST, INC.

By:	/s/ George Murnane

Name:	George Murnane
Title:

FREEDOM AIRLINES, INC.

By:	/s/ Michael Lotz

Name:	Michael Lotz
Title:

Exhibit A
CRJ-700/900 Delivery Schedule

	Current		New			Total
	CRJ-900	CRJ-700	CRJ-900			CRJ-7/900
	Deliveries	Reductions	Deliveries	CRJ-700	CRJ-900	Fleet

9/2/03	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]
Sep-03
Oct-03
Nov-03
Dec-03
Jan-04
Feb-04
Mar-04
Apr-04
May-04
Jun-04
Jul-04
Aug-04
Sep-04
Oct-04
Nov-04
Dec-04
Jan-05
Feb-05
Mar-05
Apr-05
May-05
Jun-05
Jul-05
Aug-05
Sep-05
Oct-05
Nov-05
Incremental Aircraft		[...***...]	[...***...]

Note:
[...***...]

[. . . *** . . .] Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Exhibit A
Option CRJ-700/900
Delivery Schedule

Delivery	Option
Month	CRJ-7/900

Jan-04	[...***...]
Feb-04
Mar-04
Apr-04
May-04
Jun-04
Jul-04
Aug-04
Sep-04
Oct-04
Nov-04
Dec-04
Each calendar month thereafter through Oct-07	[...***...]
[...***...]

Note: [...***...]

[. . . *** . . .] Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Exhibit B

Cost per
Departure
	Monthly	>3	Cost/
	Cost Per	Departures	Departure
Aircraft Type	Station	per Day	PHX Hub	B19, DH8 and CRJ 200 Markets Covered by Model (as of 12/31/02)

B19	[...***...]	[...***...]	[...***...]	[...***...]
DH8	[...***...]	[...***...]	[...***...]	[...***...]
CRJ 200	[...***...]	[...***...]	[...***...]	[...***...]
CRJ 700	[...***...]	[...***...]	[...***...]	[...***...]
CRJ 900	[...***...]	[...***...]	[...***...]	[...***...]
Mexico Stations
GDL (CRJ 200)	[...***...]

Each month, overall station cost reimbursement (exclusive of station rent) will be determined by the sum of:

               [...***...]

[. . . *** . . .] Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Notes:
[...***...]

[. . . *** . . .] Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended.